UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 8, 2007

ENERGY QUEST INC.
(Exact name of Registrant as specified in charter)

NEVADA	000-28305	91-1880015
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification Number)

850 South Boulder Hwy, Suite 169
Henderson, Nevada 89015
(Address of principal executive offices)

Registrant's telephone number, including area code: 702-568-4131

78 Belleville Avenue, Spruce Grove, Alberta, Canada T7A 1H8
(Former name or former address, if changed since last report)

Copies to:
Penny Green
Bacchus Law Group
1511 West 40th Avenue
Vancouver, BC V6M 1V7
Telephone: 604.732.4804
Fax: 640.408.5177

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 - DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

  On June 8, 2007, Robert Klein, a director of Energy Quest Inc., formerly Syngas International Corp., (hereinafter the “Company”), submitted his resignation notice to the Company, effective immediately. The resignation was not motivated by a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On June 8, 2007, the Company’s board of directors appointed Mr. Jim Clark as a director and to serve on the Board of Directors of the Company. There are no understandings or arrangements between Mr. Clark or any other person pursuant to which Mr. Clark was selected as a director.

Mr. Clark’s experience includes the following:

• 2002 – 2007 President – LUXCOR CORPORATION.
Luxcor was founded as a real estate investment/development corporation. To date the company has successfully developed several adult communities and transitioned a large tract of raw land into an integrated residential development. Focus will continue to be on multi-family adult communities in Alberta and recreational properties in upscale resort areas of Canada and the United States. Project management tracking and cost controls utilized by the highly technical and competitive industrial construction industry are integral to Luxcor’s operations.

• 1997 – 2002 President – CHANCELLOR INDUSTRIAL CONSTRUCTION LTD.
Mr Clark was responsible for the day to day management of the company in concert with senior financial and construction staff. Diversified the company’s customer base and managed the development of the business into a fully integrated general industrial construction company. This included co-developing with the University of Alberta a proprietary construction management software program which was fully integrated with Chancellor’s operations and quality control manuals.

• 1993 – 1997 Partner – CANWEST GROUP INTERNATIONAL INC.
Mr Clark was the operating partner co-managing facilitation and consulting services for Latin American and Middle Eastern business clients. The company operates two distinct service groups. The first involves business restructuring and assessment consulting services. The other major focus of Canwest is establishing U.S. currency credit facilities and facilitating business relationships for these foreign clients.

• 1989 – 1993 Partner – ROBERT THOMPSON PARTNERSHIP
Strategic management consulting practice that provides contract management services primarily in the fields of business turnarounds, structural and operational analysis and manufacturing assessment. Office locations across Canada comprised of mainly chartered accountants and certified management consultants.

• 1987 – 1989 Managing Director – WESTERN INKLINE INDUSTRIES
General management of a holding company comprising three operating entities as well as specific supervision of capital projects, expansion programs, financing, new market penetration and new product development. Responsible for development of corporate strategies, annual budgets and five year forecasts of the individual operating companies (150 employees).

• 1984 – 1987 General Manager – CRAFTSMAN BINDERY LTD.
Managed the start-up of the business from the purchase of bankrupt assets. Duties included the hiring of staff, equipment purchases, banking facilities, costing/pricing procedures and day to day management. The company was sold to Western Inkline Industries in 1987 (25 employees).Mr. Clark was involved in various real estate associated activities including the purchase and sale of raw lands integrating zoning changes, single/multi-family residential construction and development as well as the refurbishment of industrial/commercial buildings.

• 1976 Mr. Clark graduated University of Alberta with BA in Economics
1979 Mr. Clark completed the Canadian Securities Course for Investment Dealers Association

Mr. Clark also server on the board of directors of Edmonton Symphony Orchestra, and as the National Director and Trustee for the Canadian Organization of Small Business
He also holds the following positions:
Executive Director- Druids Rugby Football, Director- Carmacks Construction Ltd. and Director- Golden Eagle Ventures Inc.

Mr. Clark does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or an executive officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2007

Energy Quest, Inc.

By: /s/ Wilfred Ouellette
WILFRED OUELLETTE, PRESIDENT